UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2024, we entered into an Exclusive License Agreement (the “Agreement”) with Viatris Inc. (“Viatris”) for the development and commercialization of sotagliflozin in all markets outside of the United States and Europe (the “Licensed Territory”).

Under the Agreement, we granted Viatris an exclusive, royalty-bearing right and license under our patent rights and know-how to develop and commercialize sotagliflozin in the Licensed Territory. Viatris is responsible for using commercially reasonable efforts to commercialize sotagliflozin in the Licensed Territory pursuant to a mutually approved commercialization plan. Viatris will be responsible for all regulatory and commercialization activities for sotagliflozin in the Licensed Territory, as well as the conduct of any additional clinical trials required to obtain such regulatory approvals.

Under the Agreement, Viatris will pay us an upfront payment of $25 million. In addition, we are eligible to receive from Viatris (a) up to an aggregate of $12 million upon the achievement of specified regulatory milestones and (b) up to an aggregate of $185 million upon the achievement of specified sales milestones. We are also entitled to tiered royalties ranging from low double-digit to upper-teens percentages of annual net sales of sotagliflozin in the Licensed Territory.

We and Viatris will enter into a manufacturing and supply agreement pursuant to which we will supply Viatris’s development and commercial requirements of sotagliflozin, and Viatris will pay an agreed upon transfer price for such supply.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which we expect to file as an exhibit to our annual report on Form 10-K for the year ending December 31, 2024.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: October 16, 2024	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel